Exhibit 99.1

Grid Dynamics Acquires UK-Based Tacit Knowledge; Enhances digital commerce capabilities and expands delivery footprint across UK, US, Mexico and Moldova

May 29, 2021 11:59 PM Eastern Daylight Time

SAN RAMON, Calif.--(BUSINESS WIRE)--Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced it has acquired Tacit Knowledge, a Pitney Bowes (NYSE:PBI) owned company, and leading provider of end-to-end digital commerce solutions for global brands.

Founded in 2002, Tacit Knowledge is a global provider of digital commerce solutions, serving customers across the UK, North America, Continental Europe, and Asia. The company serves leading global brands across technology, CPG, financial, and retail markets with Visa, LVMH, and Shimano being among its top clients. As a part of the acquisition, the entire team of more than 180 employees across the UK, Mexico, Moldova, and the United States, including senior management, will join Grid Dynamics. The acquisition was financed using Grid Dynamics’ available cash reserves.

“We are pleased to welcome Tacit Knowledge to the Grid Dynamics family. Tacit Knowledge has consistently demonstrated values that are well aligned with those of Grid Dynamics. They excel at consulting for top global brands, differentiate through a focus on digital transformation, and consistently deliver the highest level of quality. Tacit Knowledge’s locations are highly complementary to those of Grid Dynamics, enabling us to expand our capabilities and service more customers from nearshore locations.” Leonard Livschitz, CEO, Grid Dynamics.

“We believe that Grid Dynamics is a terrific partner for Tacit Knowledge. They have the scale and reputation to deal with the Fortune 500 and even more importantly, Grid Dynamics has a comprehensive understanding of the digital commerce space. We are excited to become a part of the larger family and look forward to this new stage of growth.” James Bullock, GM, Tacit Knowledge.

About Tacit Knowledge

Tacit Knowledge is a global consultancy focused on digital commerce. Tacit have worked at the nexus of commerce and content since 2002, applying Silicon Valley innovation and know-how to global retailers and brands. For more information visit www.tacitknowledge.com.

About Grid Dynamics

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US and Western, Central, and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause the actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements include, without limitation, statements about our products’ qualities and capabilities.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to, any factors creating issues with the quality and capabilities of our products and other risks and uncertainties indicated in Grid Dynamics’ filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statements are based. Further information about factors that could materially affect Grid Dynamics, including the results of its operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed May 6, 2021 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Relations:
investorrelations@griddynamics.com